UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

July 2, 2013 (June 27, 2013)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2013, Hexcel Corporation (“Hexcel”), as borrower, and its wholly-owned Luxembourg subsidiary Hexcel Holdings Luxembourg S.à.r.l. (“Hexcel Holdings”), as co-borrower, entered into a new credit agreement (the “Credit Agreement”) governing a new $600 million senior secured revolving credit facility (the “Revolver”), which matures on June 27, 2018. The Credit Agreement was entered into by and among Hexcel and Hexcel Holdings, as borrowers, a group of lenders, RBS Citizens, N.A., as administrative agent for the lenders, RBS Citizens, N.A., HSBC Bank USA, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint book managers and joint lead arrangers, Bank of America, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as syndication agents, and Fifth Third Bank, SunTrust Bank and TD Bank, N.A., as documentation agents.

Proceeds of borrowings on June 27, 2013 were used to repay all amounts, and terminate all commitments, outstanding under Hexcel’s existing credit agreement and to pay fees and expenses in connection with the refinancing. The terminated credit facility was scheduled to expire on July 9, 2015.

Borrowings under the Revolver will bear interest, at Hexcel’s option, at either (i) a LIBOR rate, plus the Applicable Margin, or (ii) the greatest of (a) the base rate of RBS Citizens, N.A., (b) the federal funds rate plus 0.50% and (c) the LIBOR rate for a one-month interest period plus 1.00%, in each case plus the Applicable Margin. The “Applicable Margin” initially is 1.50% for LIBOR borrowings and .50% for base rate borrowings, and after September 30, 2013, can fluctuate depending on the company’s consolidated leverage ratio, as specified in the Credit Agreement. Revolving loans may be borrowed, repaid and re-borrowed by the borrowers, and are available for working capital and other general corporate purposes. Up to $40 million of the Revolver may be used for letters of credit.

Two of Hexcel’s U.S. subsidiaries, Hexcel Reinforcements Holding Corp. and Hexcel Reinforcements Corp., guarantee the obligations of Hexcel under the Credit Agreement. Hexcel and the guarantors also granted to the lenders a security interest in substantially all of their U.S. assets (other than real property), 65% of their interests in one of Hexcel’s first-tier Luxembourg subsidiaries and 100% of their interests in another of Hexcel’s Luxembourg subsidiaries, as security for the obligations under the Credit Agreement.

Hexcel also guarantees the performance of Hexcel Holdings’ obligations under the Credit Agreement, including its payment obligations.

The Credit Agreement contains customary covenants that place restrictions on, among other things, the incurrence of debt, granting of liens, payment of dividends, sale of assets and mergers and acquisitions. The Credit Agreement also contains financial covenants that require Hexcel to maintain a minimum interest coverage ratio and a maximum consolidated leverage ratio. A violation of any of these covenants could result in an event of default under the Credit Agreement. Upon the occurrence of such event of default or certain other customary events of default, payment of any outstanding amounts under the Revolver may be accelerated and the lenders’ commitments to extend credit under the Credit Agreement may be terminated. In addition, an event of default under the Credit Agreement could, under certain circumstances, permit the holders of other outstanding unsecured debt to accelerate the repayment of such obligations.

The preceding summaries of certain provisions of the Credit Agreement and related agreements are qualified in their entirety by reference to the copies of such agreements, which are filed as exhibits 99.1, 99.2, 99.3 and 99.4 hereto and are incorporated herein by reference.

On June 27, 2013, Hexcel issued a news release announcing the consummation of the new credit facility. This news release is filed as Exhibit 99.5 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Reference is made to the information contained under Item 1.01 with respect to the terminated credit facility.

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant

Reference is made to the information contained under Item 1.01 with respect to the Credit Agreement and related agreements.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Credit Agreement, dated as of June 27, 2013, by and among Hexcel Corporation, Hexcel Holdings Luxembourg S.à.r.l., the financial institutions from time to time party thereto, RBS Citizens, N.A., as administrative agent for the lenders, RBS Citizens, N.A., HSBC Bank USA, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint book managers and joint lead arrangers, Bank of America, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as syndication agents, and Fifth Third Bank, SunTrust Bank and TD Bank, N.A., as documentation agents.

99.2	Security Agreement, dated as of June 27, 2013, by and among Hexcel Corporation, Hexcel Reinforcements Holding Corp., Hexcel Reinforcements Corp. and RBS Citizens, N.A., as administrative agent for each of the Secured Parties (as defined in the Credit Agreement).

99.3	Subsidiary Guaranty, dated as of June 27, 2013, by Hexcel Corporation, Hexcel Reinforcements Holding Corp. and Hexcel Reinforcements Corp. in favor of and for the benefit of RBS Citizens, N.A., as administrative agent for each of the Secured Parties (as defined in the Credit Agreement).

99.4	Company Guaranty, dated as of June 27, 2013, by Hexcel Corporation in favor of and for the benefit of RBS Citizens, N.A., as administrative agent for each of the Secured Parties (as defined in the Credit Agreement).

99.5	Press release dated June 27, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION
July 2, 2013
/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Credit Agreement, dated as of June 27, 2013, by and among Hexcel Corporation, Hexcel Holdings Luxembourg S.à.r.l., the financial institutions from time to time party thereto, RBS Citizens, N.A., as administrative agent for the lenders, RBS Citizens, N.A., HSBC Bank USA, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as joint book managers and joint lead arrangers, Bank of America, N.A., HSBC Bank USA, National Association and Wells Fargo Bank, National Association, as syndication agents, and Fifth Third Bank, SunTrust Bank and TD Bank, N.A., as documentation agents.

99.2	Security Agreement, dated as of June 27, 2013, by and among Hexcel Corporation, Hexcel Reinforcements Holding Corp., Hexcel Reinforcements Corp. and RBS Citizens, N.A., as administrative agent for each of the Secured Parties (as defined in the Credit Agreement).

99.3	Subsidiary Guaranty, dated as of June 27, 2013, by Hexcel Corporation, Hexcel Reinforcements Holding Corp. and Hexcel Reinforcements Corp. in favor of and for the benefit of RBS Citizens, N.A., as administrative agent for each of the Secured Parties (as defined in the Credit Agreement).

99.4	Company Guaranty, dated as of June 27, 2013, by Hexcel Corporation in favor of and for the benefit of RBS Citizens, N.A., as administrative agent for each of the Secured Parties (as defined in the Credit Agreement).

99.5	Press release dated June 27, 2013.